UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Market Street, First Floor Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2014, the Company announced that Ms. Jennifer M. Brown, the Company’s Chief Administrative Officer, Corporate Secretary and Executive Vice President left the Company.  The Company entered into a separation and release of claims agreement (the “Separation Agreement”) with Ms. Brown, pursuant to which Ms. Brown agreed to a general release of claims with respect to the Company.  The effectiveness of the Separation Agreement was contingent upon the expiration of a statutory revocation period that expired on November 13, 2014.

In consideration for her general release, and subject to compliance with the terms of the Separation Agreement, Ms. Brown will receive severance payments (less standard withholdings and deductions, as required by applicable law) in the gross amount of $90,000, equal to six months (the “Severance Period”) of Ms. Brown’s base pay, payable in equal installments during the Severance Period in accordance with the Company’s normal payroll practices, beginning in November 2014.  In addition, Ms. Brown will receive health insurance coverage during the Severance Period.  The Separation Agreement contains customary confidentiality and non-solicitation covenants and a mutual release of claims between the Company and Ms. Brown.

The description of the Separation Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Separation and Release of Claims Agreement between Alteva, Inc. and Ms. Jennifer Brown.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.
Date:	November 14, 2014	By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief
Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release of Claims Agreement between Alteva, Inc. and Ms. Jennifer Brown.